Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) by and between LIVEDEAL, INC., a Nevada corporation (the “Company”), and each of Joint Corporation FeelTech Investment Unit 2, Joint Corporation FeelTech Investment Unit 3, Joint Corporation FeelTech Investment Unit 4, Joint Corporation FeelTech Investment Unit 5, Joint Corporation FeelTech Investment Unit 6 and Joint Corporation FeelTech Investment Unit 7 (each a “Purchaser”), is entered into as of March 16, 2011.

The Company and Purchaser are entering into this agreement to memorialize the terms and conditions upon which Purchaser commits to purchase and acquire shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I.	STOCK PURCHASE COMMITMENT; REPRESENTATIONS BY PURCHASER

1.1           Subject to the terms and conditions hereinafter set forth, Purchaser hereby agrees to purchase from the Company (at the Company’s sole and exclusive option) shares of Common Stock (the “Shares”) in one or more investment tranches (each a “Tranche”) in accordance with the schedule set forth below.  The aggregate dollar amount that Purchaser is obligated to invest in the Company in exchange for the Shares is set forth below.  The purchase price (“Purchase Price”) for each Share that Purchaser is obligated to purchase in each Tranche shall be the sum obtained by adding (i) US$0.50 and (ii) the average closing price for the Common Stock as reported by the NASDAQ Capital Market for the 90-day period immediately preceding (but not including) the Closing Date (as defined in Section 1.3 below) for such Tranche.  No fractional Shares shall be issued to Purchaser; to the extent that any calculation would otherwise result in the issuance of a fractional Share, the result of such calculation shall be rounded down to the nearest whole Share.  Purchaser agrees that it will be obligated to purchase its respective Shares in accordance with the following schedule:

(i)           US$25,000 shall be wired to the Company’s designated account by Joint Corporation FeelTech Investment Unit 2 on or before March 25, 2011;

(ii)          US$25,000 shall be wired to the Company’s designated account by Joint Corporation FeelTech Investment Unit 3 on or before March 25, 2011;

(iii)         US$25,000 shall be wired to the Company’s designated account by Joint Corporation FeelTech Investment Unit 4 on or before April 25, 2011;

(iv)         US$25,000 shall be wired to the Company’s designated account by Joint Corporation FeelTech Investment Unit 5 on or before April 25, 2011;

(v)          US$25,000 shall be wired to the Company’s designated account by Joint Corporation FeelTech Investment Unit 6 on or before May 25, 2011; and

(vi)         US$25,000 shall be wired to the Company’s designated account by Joint Corporation FeelTech Investment Unit 7 on or before May 25, 2011.

1.2           The failure of Purchaser to make the required Tranche payment as set forth above (following written notice of such failure and a five business day opportunity to cure) shall result in the Company having the right to repurchase any and all Shares previously issued to Purchaser for an amount equal to the applicable Purchase Price of such Shares less US$0.50 per each Share.

1.3           The closing of each respective investment Tranche shall be a “Closing” and the date of each Closing shall be a “Closing Date.”  At each Closing or as promptly thereafter as possible, the Company shall cause to be delivered to Purchaser a certificate, registered in the name of Purchaser, representing the Shares actually purchased by Purchaser at such Closing against payment of the Purchase Price therefore by wire transfer to a bank account designated by the Company.

1.4           Purchaser recognizes that the purchase of the Shares entails elements of risk in that (i) it may not be able to readily liquidate its investment; (ii) transferability is restricted as set forth in Section 4.1; and (iii) in the event of a disposition, it could sustain the loss of its entire investment.

1.5           Purchaser acknowledges that it has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Company; that it recognizes the speculative nature of this investment; and that it is able to bear the economic risk it hereby assumes.  All reports, schedules, forms, statements, and other documents required to be filed by the Company with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under each, including pursuant to Section 13(a) or 15(d) thereof, as well as all amendments to such filings and reports and all exhibits and documents incorporated by reference therein or attached thereto, that have been filed as of the date of a respective Closing are collectively referred to as the “Disclosure Reports.”  Purchaser acknowledges that it or its representative(s) have read the Disclosure Reports available as of each respective Closing.  Purchaser also acknowledges that it and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Company’s affairs and prospects.

1.6           Purchaser hereby acknowledges that (i) the sale and issuance of the Shares have not been approved by the NASDAQ or registered with the SEC by reason of the Company’s intention that the offer and sale of the Shares be a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof; (ii) the issuance of the Shares has not been qualified under any state securities laws on the grounds that the sale of the Shares contemplated hereby are exempt therefrom; and (iii) the foregoing exemptions are predicated on Purchaser’s representations set forth herein.  Purchaser represents that the Shares are being purchased for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of the Securities Act or applicable state securities laws.  Purchaser understands that the Shares, upon their transfer, will not be registered under the Securities Act and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

1.7           Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

1.8           Unless the resale of the Shares is subsequently registered with the SEC, Purchaser acknowledges that the certificate representing the Shares shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO LIVEDEAL, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.”

1.9           Purchaser represents that it has the full right, power and authority to enter into and perform Purchaser’s obligations hereunder, and this Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except that (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

II.	REPRESENTATION AND WARRANTIES BY THE COMPANY

Except as set forth in the Disclosure Reports, the Company represents and warrants to Purchaser as follows:

2.1           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business as described in the Disclosure Reports.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2.2           The Company’s subsidiaries are set forth in the Disclosure Reports or on the Company’s website (the “Subsidiaries”).  Unless the context requires otherwise, all references to the Company include the Subsidiaries.  Each Subsidiary is a corporation or a limited liability company (as applicable) duly organized, validly existing and in good standing under the laws of its state of incorporation or organization as set forth in the Disclosure Reports or on the Company’s website, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted.  Each Subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.  Unless specified to the contrary in the Disclosure Reports, the Company owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each Subsidiary, such ownership is free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued, and are fully paid and nonassessable.  The Company does not presently own, directly or indirectly, an interest in any corporation, association, or other business entity, and is not a party to any joint venture, partnership, or similar arrangement, other than the Subsidiaries.

2.3           This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability.

2.4           The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations under this Agreement, will not conflict with or contravene in any material respect, cause a breach or violation of or default under, any provision of applicable law or the Articles of Incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and by Federal and state securities laws with respect to the obligations of the Company under this Agreement or the listing of the Shares with NASDAQ as may be required, which have been or will be obtained, or as would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

2.5           The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Reports and such description conforms in all material respects to the rights in the instruments defining the same.  The issued and outstanding capital stock of the Company is as set forth in the Disclosure Reports.  The shares of Common Stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.6           The Shares have been duly and validly authorized and, when issued, sold and paid for by Purchaser in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and Purchaser will not be subject to personal liability solely by reason of being such a holder and will not be subject to the preemptive or similar rights of any holders of any security of the Company.  The issuance of the Shares will not result in the right of any holder of securities of the Company to adjust the exercise, conversion or exchange price of such securities or otherwise reset the price paid for its securities.  No authorization, approval or consent of any court, governmental authority or agency is necessary in connection with the issuance by the Company of the Shares.

2.7           The Disclosure Reports, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.

2.8           Neither the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their properties is bound, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole or as otherwise set forth in the Disclosure Reports.

2.9           There are no legal or governmental proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than (a) proceedings, orders, judgments, writs, injunctions, decrees or demands described in the Disclosure Reports, or (b) proceedings, orders, judgments, writs, injunctions, decrees or demands that would not be reasonably expected to have a material adverse effect (i) on the Company and the Subsidiaries taken as a whole or (ii) on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

2.10           The Company is in compliance with applicable provisions of (a) the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and (b) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, in both cases except where any incidence of noncompliance would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole.

2.11           Other than the transactions contemplated by this Agreement, neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D, each an “Affiliate”) has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (b) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.  No registration under the Securities Act of the Shares is required for the sale of the Shares to Purchaser under this Agreement, assuming the accuracy of Purchaser’s representations and warranties contained in this Agreement.

2.12           The Company and each Subsidiary owns or possesses, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by it in connection with the business currently conducted by it as described in the Disclosure Reports, except such as the failure to so own or possess or have the right to use would not have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole.  To the Company’s knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company or any Subsidiary, or as currently proposed to be conducted by the Company or any Subsidiary, as described in the Disclosure Reports and which infringement would have a material adverse effect on the Company and the Subsidiaries taken as a whole.  The Company is not aware of any basis for a finding that the Company or ay Subsidiary does not have valid title or license rights to the patents and patent applications referenced in the Disclosure Reports as owned or licensed by the Company or any Subsidiary, and, to the Company’s knowledge, neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which restricts or impairs the use of any of the foregoing which would have a material adverse effect on the Company and the Subsidiaries taken as a whole.  Neither the Company nor any Subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by it as described in the Disclosure Reports and which, if determined adversely to the Company or any Subsidiary, would have a material adverse effect on the Company and the Subsidiaries taken as a whole and the Company has no knowledge of any facts or circumstances that would serve as a reasonable basis for any such claims.

2.13           There are no outstanding rights, warrants, options, convertible securities or commitments to sell granted or issued by the Company entitling any person to purchase or otherwise acquire any shares of the capital stock of the Company, except as otherwise disclosed in the Disclosure Reports and except for securities granted to directors and employees of the Company in the ordinary course of business.

2.14           The financial statements included or incorporated by reference in the Disclosure Reports as the same may have been amended prior to the date of the Disclosure Reports, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

2.15           There are no existing or, to the Company’s knowledge, threatened labor disputes with the employees of the Company that would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

2.16           The Company has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not have a material adverse effect on the Company), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. All tax liabilities are adequately provided for on the books of the Company.  To the Company’s knowledge, there are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company taken as a whole.

2.17           The Company is insured against such losses and risks and in such amounts as are customary in the businesses in which it is engaged, including but not limited to, insurance covering product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against.  All policies of insurance and fidelity or surety bonds insuring the Company or the Company's businesses, assets, employees, officers and directors are in full force and effect.  The Company is in compliance with the terms of such policies and instruments in all material respects.  The Company has no reason to believe that it will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

2.18           Any real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

2.19           There is and there has been no failure on the part of the Company or, to the Company's knowledge, any of the officers or directors of the Company in their capacities as such, to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company and its officers and directors.

III.	CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSINGS.

3.1           Conditions to Purchaser’s Obligations at Each Closing.  The obligations of Purchaser to purchase Shares at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by Purchaser:

(i)           Representations and Warranties.  The representations and warranties of the Company contained in Article II shall be true and correct in all material respects as of the date of such respective Closing.

(ii)          Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(iii)         Current Disclosure Reports.  The Company shall have filed all Disclosure Reports that are required to be filed as of the date of such Closing.

IV.	MISCELLANEOUS

4.1           Purchaser hereby covenants and agrees that, during the period beginning on each Closing Date and ending six months after such Closing Date, Purchaser will not, directly or indirectly, (a) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), the Shares purchased by Purchaser in such Tranche, or (b) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Shares, whether any such swap or transaction described in clause (a) or (b) above is to be settled by delivery of any Share.

4.2           Any notice, request, advice, consent or other communication given hereunder shall be given in writing and sent by overnight delivery service or registered or certified mail, return receipt requested, and addressed as follows: if to the Company, to it at 2490 E. Sunset Rd., Suite #100, Las Vegas, NV 89120, United States of America, Attention: President; and if to Purchaser, to it at the address on the records of the Company.  Notices so given shall be deemed to have been given on the earlier to occur of actual receipt or three business days after the date of such mailing, except for notices of change of address, which shall be deemed to have been given when received.

4.3           This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

4.4           This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.5           References herein to a person or entity in either gender include the other gender or no gender, as appropriate.

4.6           This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Nevada.

4.7           After negotiations between the parties, this Agreement was prepared by Snell & Wilmer L.L.P, as legal counsel to the Company.  Snell & Wilmer L.L.P. has not acted as legal counsel to Purchaser, individually or collectively, in connection with the negotiation of or the transactions contemplated by this Agreement.  Purchaser hereby acknowledges that it has had the opportunity to review this Agreement with its own legal counsel.

4.8           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile or electronic (.pdf) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

COMPANY:

LiveDeal, Inc.

/s/ Kevin Hall
Name: Kevin Hall
Title: President

PURCHASERS:

Joint Corporation FeelTech Investment Unit 2
Joint Corporation FeelTech Investment Unit 3
Joint Corporation FeelTech Investment Unit 4
Joint Corporation FeelTech Investment Unit 5
Joint Corporation FeelTech Investment Unit 6
Joint Corporation FeelTech Investment Unit 7

/s/ Toshiyuki Watanabe
Name: Toshiyuki Watanabe
Title: Representative Director